As filed with the Securities and Exchange Commission on July 27, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT
ON FORM S-8
UNDER
THE SECURITIES ACT OF 1933

MCAFEE, INC.

(Exact name of Registrant as specified in its charter)

3965 Freedom Circle
Delaware	Santa Clara, California 95054	77-0316593
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

McAfee, Inc. 1997 Stock Incentive Plan
(Full title of the plans)

George Samenuk
Chairman and Chief Executive Officer
McAfee, Inc.
3965 Freedom Circle.
Santa Clara, California 95054
(408) 988-3832
(Name, address and telephone number of agent for service)

Copy to:
Jeffrey D. Saper, Esq.
WILSON SONSINI GOODRICH & ROSATI, P.C.
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Share	Price	Registration Fee
Common Stock, par value $0.01 per share, to be issued under the McAfee, Inc. 1997 Stock Incentive Plan	6,000,000	$28.72 (1)	$172,290,000	$20,278.53

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $28.72 per share, which was the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on July 27, 2005 (the “Market Price”).

PART II
Item 8. Exhibit
SIGNATURES
INDEX TO EXHIBITS
Opinion/Consent of Wilson Sonsini Goodrich & Rosati, P.C.
Consent of Deloitte & Touche LLP
Consent of PricewaterhouseCoopers LLP

MCAFEE, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

     This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 6,000,000 additional shares of Common Stock that may be issued under the Registrant’s McAfee, Inc. 1997 Stock Incentive Plan (the “Plan”) as a result of the recent shareholder approval of an increase in the number of shares authorized for issuance under the Plan. The contents of the Registrant’s Form S-8 Registration Statement, Registration No. 333-91422, dated June 28, 2002, relating to the Registrant’s McAfee, Inc. 1997 Stock Incentive Plan is incorporated herein by reference.

Item 8. Exhibits.

Exhibit
Number	Description

4.1*	McAfee, Inc. 1997 Stock Incentive Plan, as amended
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (Page II-A)

*	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-91422), filed with the Securities and Exchange Commission on June 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 27, 2005.

McAfee Inc.
By:	/s/ Eric Brown
Eric Brown
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Samenuk and Eric Brown, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on July 26, 2005.

Signature	Title

/s/ George Samenuk	Chief Executive Officer and Director (Principal Executive Officer)

George Samenuk

/s/ Eric Brown	Chief Financial Officer (Principal Financial and Accounting Officer)

Eric Brown

/s/ Robert B. Bucknam	Director

Robert B. Bucknam

/s/ Leslie Denend	Director

Leslie Denend

/s/ Robert Dutkowsky	Director

Robert Dutkowsky

/s/ Denis J. O’Leary	Director

Denis J. O’Leary

/s/ Robert Pangia	Director

Robert Pangia

/s/ Liane Wilson	Director

Liane Wilson

II-A

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*	McAfee, Inc. 1997 Stock Incentive Plan, as amended
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm
23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (Page II-A)

*	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-91422), filed with the Securities and Exchange Commission on June 28, 2002.